Exhibit 99.1

Immediate Release
Investor Contact:       Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS 2008 EARNINGS INCREASED
60 PERCENT FROM PREVIOUS YEAR’S RESULTS

DEFIANCE, Ohio, January 21, 2009 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, reported 2008 earnings of $5.22 million, or $1.06 per diluted share, an increase of approximately 60.2 percent from the $3.26 million, or $0.65 per diluted share, reported in 2007. The 2008 results include thirty-one days of operation of the five banking centers acquired in the National Bank of Montpelier (“Montpelier”) acquisition and the associated acquisition charges.

Fourth quarter 2008 earnings were $1.33 million, or $0.27 per diluted share, compared with fourth quarter 2007 earnings of $906,000, or $0.18 per diluted share, an increase of approximately 46.7 percent.

Earnings for the 2008 fourth quarter included one-time after-tax charges of $76,000 related to the Corporation’s acquisition of Montpelier. The Corporation also recorded an after-tax charge of $66,000, reducing the mortgage servicing rights value on the Corporation’s $71.1 million serviced mortgage loan portfolio, as a result of the recent drop in mortgage rates.

Highlights of fourth quarter 2008 include:

•
The State Bank and Trust Company (“State Bank”), Rurban’s banking subsidiary, completed the acquisition of Montpelier, with five branches located in Williams County, on December 1, 2008.  The acquisition was valued at $25.0 million. This acquisition increases State Bank’s banking center locations from 17 to 22. The acquisition is expected to be immediately accretive to earnings.

•
The turmoil in the banking industry during the majority of the year, and especially the fourth quarter, had many institutions electing to participate in the Government’s TARP/CPP program. After thorough consideration of the program’s advantages and disadvantages, Rurban Financial Corp. and its Board elected not to participate in the program due to Rurban’s strong capital position and the TARP program’s uncertainties relative to the Government’s intervention and expectation relative to the funds’ usage.

•	State Bank expanded its reach into Columbus, Ohio’s high volume mortgage market by adding a Mortgage Origination Group to the Columbus Loan Production Office.

•
Asset quality essentially remained stable, with non-performing assets declining slightly to 1.00 percent of total assets. Net charge-offs remained moderate and significantly below peers at 0.19 percent of total loans for 2008.

“We have made substantial progress in all business units within Rurban during 2008,” commented Ken Joyce, Rurban’s CEO. Joyce continued, “The leading drivers of profitability gains at State Bank were significant improvements in net interest margin, consistent and sound underwriting, prudent loan growth, improvement in mortgage banking production, and continued attention to expense controls. A key component of our growth plan is strategic acquisitions with the resultant organization being immediately accretive. In concert with our Strategic Plan, we successfully completed the acquisition of National Bank of Montpelier this year, which we believe will be immediately accretive.”

RDSI, Rurban’s technology subsidiary, which provides data and item processing services to the banking industry, produced another outstanding earnings period with net income for 2008 up 14.0 percent over 2007. Joyce commented, “The economic environment has certainly been difficult throughout 2008, impacting RDSI. However, our management team has been able to navigate through these problems by adding value, controlling expenses, and consistently improving our service to our client banks.”

2008 FINANCIAL RESULTS

Earnings:	Year Ended December 31
(Dollars in thousands except per share data)	2008	2007
Net interest income	$17,528	$14,787
Non-interest income	28,061	26,861
Total revenue	45,589	41,648
Provision for loan losses	690	521
Non-interest expense	37,557	36,637
Net income	5,217	3,257
Diluted EPS	$1.06	$0.65

Net interest income was $17.5 million for 2008 compared to $14.8 million for 2007, an increase of 18.5 percent, which primarily resulted from improved margin. State Bank had been actively managing the balance sheet to a liability sensitive position, which has aided in the rapid decrease in cost of funds during the past twelve months. The consolidated 2008, or full year, margin improved 43 basis points to 3.53 percent for 2008, compared to 3.10 percent for 2007.

Non-interest income was $28.1 million for 2008 compared to $26.9 million for 2007, representing a $1.20 million, or 4.46 percent, increase year-over-year. This increase was driven by a $783,000, or 4.04 percent, increase in Data Service Fees. Increases in Customer Service Fees of $172,000, or 7.68 percent, and gains on sale of loans of $167,000, or 29.1 percent, were offset by decreases in Trust Fees of $303,000, or 8.96 percent. The continued decline in the equity markets has negatively impacted trust fees, which are generally calculated on invested balances. The improved Customer Service Fees and gain on sale of loans are a result of State Bank’s continuing focus on its High Performance Checking program, well-developed referral program, and improving cross-selling of additional products.

Non-interest expense increased for 2008 nominally by $920,000, or 2.51 percent. The acquisition of Montpelier contributed approximately $250,000 of this increase, primarily from the December operating expenses and the one-time acquisition cost disclosed above. During 2008, RDSI switched from outsourcing their preparation and mailing activities to managing these mailings in-house. This increased Postage Expense by $760,000 during 2008 and this pass-through was offset by increases in revenue. RDSI also experienced an increase in non-federal taxes as it expanded into newer markets and sales tax expense in these new markets increased. Rurban controlled compensation and benefits with a mere 1.83 percent increase year-over-year. These increases were offset by expense reductions in Equipment Expenses (RDSI) and Professional Fees associated with loan workouts (State Bank).

FOURTH QUARTER RESULTS

Earnings:	Fourth Quarter Ended December 31
(Dollars in thousands except per share data)	2008	2007
Net interest income	$4,830	$3,783
Non-interest income	6,755	6,832
Revenue	11,585	10,615
Provision (credit) for loan losses	138	143
Non-interest expense	9,566	9,165
Net income (loss)	1,328	906
Diluted EPS	$0.27	$0.18

Net interest income increased to $4.83 million for the quarter, compared to $3.78 million for the fourth quarter of 2007. This 27.7 percent increase, is due to a 63 basis point improvement in State Bank’s net interest margin for the quarter-over-quarter period. Net interest income also increased due to the Montpelier acquisition and the recovery of $275,000 in interest collected on non-accrual loans that were resolved. State Bank continues to aggressively manage pricing on both loans and deposits, and has successfully navigated through a very difficult banking and rate environment.

Non-interest income was essentially unchanged at $6.76 million for 2008 and $6.83 million for 2007.  Slight increases in data service fees and improved gain on sale of loans were offset by a sharp decline in trust fees. The decline in the equity market valuations was the cause of the reduction in trust fees.

Non-interest expense for the year-over-year fourth quarter increased $401,000, or 4.38 percent.  As stated earlier, the Montpelier acquisition, which was completed on December 1, 2008, contributed $250,000 of this one-time costs incurred in connection with the increase.  Excluding the cost associated with Montpelier, operating expenses increased $151,000, or 1.65 percent. Expenses were well-controlled, as increases in non-federal taxes and RDSI’s decision to bring postage operations in-house were offset by reductions in Equipment Expense at RDSI and Professional Fees (State Bank), due to lower loan work-out expenses.

CONSOLIDATED BALANCE SHEET

As a result of the Montpelier acquisition, total assets at December 31, 2008 were $657.6 million compared to $585.0 million at September 30, 2008. Net loans (excluding loans held for sale) were $450.1 million at December 31, 2008 compared to $399.9 million at September 30, 2008. Total deposits were $484.2 million at year-end 2008, compared to $406.5 million at September 30, 2008. Non-interest bearing deposits at December 31, 2008 were $52.2 million, compared to $40.9 million at September 30, 2008. Total shareholder’s equity increased to $61.7 million at year-end 2008, compared to $60.1 million at September 30, 2008. Because the Montpelier acquisition was an all cash purchase, no additional shares were issued. At December 31, 2007 total assets were $561.2 million, net loans were $389.3 million, deposits were $406.0 million, non-interest bearing deposits were $41.5 million and equity was $59.3 million.

BANK OPERATING RESULTS

Mr. Joyce commented, “We are pleased to report a $1.6 million increase in our Banking Group’s 2008 YTD net income over 2007. Our banking model is firmly established, and Mark Klein, State Bank CEO, and his management team, are executing that model very effectively. We expect to continue to build our loan balances in 2009 in our various markets and maintain tight control on asset quality and expenses.  As we stated in previous press releases, the Montpelier acquisition is immediately accretive to net income, earnings per share and return on equity. We would expect to fully realize the benefits of this acquisition by the third quarter of 2009. These incremental earnings will be an offset to the challenges we are facing within the banking industry and more specifically, our trust division, as equity balances decline.

Net income for the Banking Group was $4.5 million for 2008, compared with $2.9 million reported for the prior fiscal year.

Total loans were $450.1 million at December 31, 2008, including the contribution from Montpelier. Excluding Montpelier, organic loan growth in 2008 totaled $16.6 million, or 4.27 percent. Commercial loans were the only category that had significant growth during 2008, up $35.7 million, or 14.1 percent, to $288.9 million.

Total deposits at December 31, 2008 were $484.2 million, including the addition of Montpelier, compared to $406.0 million at December 31, 2007. The cost of deposits dropped to 1.89 percent for the fourth quarter 2008, compared to the year-ago quarter of 3.20 percent. “This reduction in funding cost is attributable to the successful management of the balance sheet to a liability sensitive position that took advantage of falling interest rates throughout 2008. We are now focusing on extending our liabilities and shortening the duration of assets to become more “asset sensitive” to position our balance sheet for increasing interest rates,” commented Mr. Joyce. “Our acquisition has positioned us to fund loan growth in 2009 with core transaction deposits versus higher cost alternative funds,” continued Joyce. Rurban’s deposit mix continues to shift toward core transaction deposits (DDA, NOW, SAV & MMA), which accounted for 49.9 percent of total deposits for 2008, compared with 45.0 percent at prior year-end.

ASSET QUALITY

Provision for Loan Losses was $690,000 in 2008 compared to $521,000 in 2007.  The 2008 fourth quarter provision for loan losses was $138,000 compared to $143,000 for the year-ago quarter. For 2008, the net charge-offs totaled $764,000, or 0.19 percent of average loans. Net charge-offs for the fourth quarter decreased slightly compared to the linked quarter to $280,000, or 0.27 percent, of average loans on an annualized basis.

(Dollars in thousands except percent data)

ASSET QUALITY	4Q 2008	3Q 2008	4Q 2007
Net charge-offs	$280	$336	$89
Net charge-offs to avg. loans (Annualized)	0.27%	0.33%	0.09%
Non-performing loans	$5,178	$4,659	$5,990
OREO + OAO	$1,409	$1,611	$172
Non-performing assets (NPA’s)	$6,587	$6,270	$6,162
NPA / Total assets	1.00%	1.07%	1.10%
Allowance for loan losses	$5,020	$4,057	$3,990
Allowance for loan losses / Loans	1.12%	1.01%	1.03%

Non-performing assets (loans + OREO + OAO) were $6.59 million, or 1.00 percent, of total assets at December 31, 2008, an increase of $317,000 from the linked quarter, and an increase of $425,000 from a year-ago. The acquisition of Montpelier contributed $845,000 in non-performing assets at year-end. Asset quality remains stable as we enter 2009. Consistent with external economic conditions, State Bank is seeing a slight increase in delinquencies within all segments of its portfolio, however, the current levels are not significant or alarming. The State Bank has managed through a difficult 2008, but it is not insulated from the economic factors facing the industry in 2009.

RDSI RESULTS

Revenue for the Data and Item Processing Group was $21.6 million, up $946,000, or 4.6 percent, over the $20.6 million reported for year-end 2007. Operating expenses totaled $17.3 million in 2008, compared to $16.9 million in 2007, reflecting a nominal $422,000, or 2.50 percent increase. RDSI offered over 150 products to a total of 113 community banks at year-end 2008, and it launched nine new products to help its client banks achieve their goals during 2008.

Net Income for the 2008 fiscal year was $2.82 million, compared to $2.47 million for 2007, up $346,000, or 14.0 percent. “RDSI experienced solid growth in 2008, and we have positive expectations as eight bank conversions are currently scheduled for 2009 and there is a strong pipeline of prospects,” said Mr. Joyce.

Mr. Joyce concluded, “RDSI has always prided itself in providing outstanding customer service and value and delivering on that promise. These factors were certainly instrumental in RDSI attaining record earnings in 2008. We welcomed six new banking clients to our RDSI family roster, and among our existing clients, 206 additional products were purchased that will improve their efficiencies, or allow the offering of new products and services.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and Rurbanc Data Services, Inc. (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 22 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,877,838 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and December 31, 2007

	December	December
	2008	2007
	(Unaudited)
ASSETS
Cash and due from banks	$18,059,532	$15,183,627
Federal funds sold	10,000,000	2,000,000
Cash and cash equivalents	28,059,532	17,183,627
Available-for-sale securities	102,606,475	92,661,386
Loans held for sale	3,824,499	1,649,758
Loans, net of unearned income	450,111,653	389,268,744
Allowance for loan losses	(5,020,197)	(3,990,455)
Premises and equipment, net	17,621,262	15,128,754
Purchased software	5,867,395	4,282,563
Federal Reserve and Federal Home Loan Bank Stock	4,244,100	4,021,200
Foreclosed assets held for sale, net	1,384,335	124,131
Accrued interest receivable	2,964,663	3,008,968
Goodwill	21,414,790	13,940,618
Core deposits and other intangibles	5,835,936	5,135,228
Cash value of life insurance	12,625,015	12,160,581
Other assets	6,079,451	6,638,895

Total assets	$657,618,909	$561,213,998

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$52,242,626	$41,541,297
Interest bearing NOW	73,123,095	54,308,665
Savings	34,313,586	25,320,126
Money Market	82,025,074	61,380,252
Time Deposits	242,516,203	223,480,842
Total deposits	484,220,584	406,031,182
Notes payable	1,000,000	922,457
Advances from Federal Home Loan Bank	36,646,854	24,000,000
Repurchase Agreements	43,425,978	43,006,438
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	1,965,842	2,532,914
Other liabilities	8,077,647	4,775,773

Total liabilities	595,956,905	501,888,764

Shareholders' Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	15,042,781	14,923,571
Retained earnings	35,785,317	32,361,106
Accumulated other comprehensive income (loss)	(121,657)	82,235
Treasury stock	(1,613,020)	(610,260)

Total shareholders' equity	61,662,004	59,325,235

Total liabilities and shareholders' equity	$657,618,909	$561,213,998

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Interest income
Loans
Taxable	$6,905,698	$7,056,261	$27,473,302	$27,782,068
Tax-exempt	20,934	22,240	84,878	73,451
Securities
Taxable	1,023,333	1,106,834	4,289,728	4,283,508
Tax-exempt	252,488	161,830	686,458	645,451
Other	3,655	61,257	134,079	225,151
Total interest income	8,206,108	8,408,422	32,668,445	33,009,629

Interest expense
Deposits	2,092,363	3,383,225	10,066,325	13,595,896
Other borrowings	9,216	25,215	53,008	165,859
Retail Repurchase Agreements	444,563	484,118	1,821,330	1,615,016
Federal Home Loan Bank advances	411,937	276,492	1,508,115	1,037,026
Trust preferred securities	418,017	456,427	1,691,792	1,808,520
Total interest expense	3,376,096	4,625,477	15,140,570	18,222,317

Net interest income	4,830,012	3,782,945	17,527,875	14,787,312

Provision for loan losses	138,179	142,663	689,567	521,306

Net interest income after provision
for loan losses	4,691,833	3,640,282	16,838,308	14,266,006

Non-interest income
Data service fees	5,004,376	4,914,328	20,165,451	19,382,115
Trust fees	630,331	873,069	3,081,898	3,385,320
Customer service fees	591,053	593,665	2,416,093	2,243,745
Net gain on sales of loans	150,238	137,611	740,985	574,000
Net realized gain on sales of securities	-	1,631	-	1,998
Net proceeds from VISA IPO	-	-	132,106	-
Investment securities recoveries	-	-	197,487	-
Loan servicing fees	59,579	80,590	235,095	227,017
Gain (loss) on sale of assets	96,124	(32,362)	247,517	29,477
Other income	223,653	263,583	844,105	1,017,727
Total non-interest income	6,755,354	6,832,115	28,060,737	26,861,399

Non-interest expense
Salaries and employee benefits	4,204,104	4,134,242	17,318,103	17,007,314
Net occupancy expense	567,120	587,150	2,170,616	2,134,950
Equipment expense	1,562,031	1,678,311	6,308,564	6,586,623
Data processing fees	105,741	97,092	427,251	469,808
Professional fees	514,314	586,327	1,859,447	2,226,577
Marketing expense	246,770	218,549	831,727	820,528
Printing and office supplies	132,862	151,943	554,267	661,760
Telephone and communication	427,927	451,918	1,686,834	1,781,277
Postage and delivery expense	515,129	376,777	2,165,098	1,545,340
State, local and other taxes	382,670	115,441	985,503	584,031
Employee expense	277,730	281,682	1,084,028	1,083,056
Other expenses	629,611	485,154	2,165,175	1,735,346
Total non-interest expense	9,566,009	9,164,586	37,556,613	36,636,610

Income before income tax expense	1,881,178	1,307,811	7,342,432	4,490,795
Income tax expense	553,159	402,275	2,125,193	1,234,160

Net income	$1,328,019	$905,536	$5,217,239	$3,256,635

Earnings per common share:
Basic	$0.27	$0.18	$1.06	$0.65
Diluted	$0.27	$0.18	$1.06	$0.65

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands except per share data)	2008	2007	2008	2007

EARNINGS
Net interest income	$4,830	$3,783	$17,528	$14,787
Provision for loan loss	$138	$143	$690	$521
Non-interest income	$6,755	$6,832	$28,061	$26,861
Revenue (net interest income plus non-interest income)	$11,585	$10,615	$45,589	$41,648
Non-interest expense	$9,566	$9,165	$37,557	$36,637
Net income	$1,328	$906	$5,217	$3,257

PER SHARE DATA
Basic earnings per share	$0.27	$0.18	$1.06	$0.65
Diluted earnings per share	$0.27	$0.18	$1.06	$0.65
Book value per share	$12.63	$11.92	$12.63	$11.92
Tangible book value per share	$7.48	$8.00	$7.48	$8.00
Cash dividend per share	$0.09	$0.07	$0.34	$0.26

PERFORMANCE RATIOS
Return on average assets	0.88%	0.64%	0.91%	0.59%
Return on average equity	8.75%	6.15%	8.70%	5.62%
Net interest margin (tax equivalent)	3.83%	3.12%	3.53%	3.10%
Net interest margin - banking group	4.06%	3.43%	3.80%	3.46%
Non-interest expense / Average assets	6.31%	6.48%	6.53%	6.58%
Efficiency Ratio - bank (non-GAAP)	73.15%	76.93%	72.48%	80.07%

MARKET DATA PER SHARE
Market value per share — Period end	$7.60	$12.49	$7.60	$12.49
Market as a % of book	60%	105%	60%	105%
Cash dividend yield	4.74%	2.24%	4.47%	2.08%
Period-end common shares outstanding (000)	4,881	4,979	4,881	4,979
Common stock market capitalization ($000)	$37,099	$62,188	$37,099	$62,188

CAPITAL & LIQUIDITY
Equity to assets	9.4%	10.6%	9.4%	10.6%
Period-end tangible equity to tangible assets	5.8%	7.1%	5.8%	7.1%
Total risk-based capital ratio (Estimate)	13.2%	16.0%	13.2%	16.0%

ASSET QUALITY
Net charge-offs / (Recoveries)	$280	$89	$764	$248
Net loan charge-offs (Ann.) / Average loans	0.27%	0.09%	0.19%	0.07%
Non-performing loans	$5,178	$5,990	$5,178	$5,990
OREO / OAOs	$1,409	$172	$1,409	$172
Non-performing assets	$6,587	$6,162	$6,587	$6,162
Non-performing assets / Total assets	1.00%	1.10%	1.00%	1.10%
Allowance for loan losses / Total loans	1.12%	1.03%	1.12%	1.03%
Allowance for loan losses / Non-performing assets	76.2%	64.8%	76.2%	64.8%

END OF PERIOD BALANCES
Total loans, net of unearned income	$450,112	$389,269	$450,112	$389,269
Allowance for loan loss	$5,020	$3,990	$5,020	$3,990
Total assets	$657,619	$561,214	$657,619	$561,214
Deposits	$484,221	$406,031	$484,221	$406,031
Stockholders' equity	$61,662	$59,325	$61,662	$59,325
Full-time equivalent employees	306	275	306	275

AVERAGE BALANCES
Loans	$412,222	$389,529	$401,770	$381,453
Total earning assets	$518,707	$496,782	$508,250	$488,289
Total assets	$606,655	$565,779	$575,491	$556,572
Deposits	$431,076	$413,473	$408,042	$412,767
Stockholders' equity	$60,686	$58,928	$59,964	$57,945

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
(dollars in thousands except per share data)	2008	2008	2008	2008	2007

EARNINGS
Net interest income	$4,830	$4,448	$4,432	$3,817	$3,783
Provision for loan loss	$138	$146	$213	$192	$143
Non-interest income	$6,755	$6,989	$6,801	$7,516	$6,832
Revenue (net interest income plus non-interest income)	$11,585	$11,437	$11,233	$11,333	$10,615
Non-interest expense	$9,566	$9,279	$9,111	$9,601	$9,165
Net income	$1,328	$1,424	$1,356	$1,109	$906

PER SHARE DATA
Basic earnings per share	$0.27	$0.29	$0.28	$0.22	$0.18
Diluted earnings per share	$0.27	$0.29	$0.28	$0.22	$0.18
Book value per share	$12.64	$12.25	$12.08	$12.11	$11.92
Tangible book value per share	$7.48	$8.65	$8.41	$8.10	$8.00
Cash dividend per share	$0.09	$0.09	$0.08	$0.08	$0.07

PERFORMANCE RATIOS
Return on average assets	0.88%	0.99%	0.94%	0.78%	0.64%
Return on average equity	8.75%	9.54%	9.09%	7.50%	6.15%
Net interest margin (tax equivalent)	3.83%	3.56%	3.55%	3.26%	3.12%
Net interest margin (Bank Only)	4.06%	3.84%	3.83%	3.45%	3.43%
Non-interest expense / Average assets	6.31%	6.44%	6.29%	6.77%	6.48%
Efficiency Ratio - bank (non-GAAP)	73.15%	71.13%	69.85%	75.90%	76.93%

MARKET DATA PER SHARE
Market value per share — Period end	$7.60	$9.00	$9.52	$10.24	$12.49
Market as a % of book	60%	73%	79%	85%	105%
Cash dividend yield	4.74%	4.00%	3.36%	3.13%	2.24%
Period-end common shares outstanding (000)	4,881	4,906	4,914	4,942	4,979
Common stock market capitalization ($000)	$37,099	$44,154	$46,781	$50,605	$62,188

CAPITAL & LIQUIDITY
Equity to assets	9.4%	10.3%	10.3%	10.5%	10.6%
Period-end tangible equity to tangible assets	5.8%	7.5%	7.4%	7.2%	7.1%
Total risk-based capital ratio (Estimate)	13.2%	16.2%	15.7%	15.8%	16.0%

ASSET QUALITY
Net charge-offs / (Recoveries)	$280	$336	$(18)	$166	$89
Net loan charge-offs (Ann.) / Average loans	0.27%	0.33%	(0.02)%	0.17%	0.09%
Non-performing loans	$5,178	$4,659	$5,141	$5,305	$5,990
OREO / OAOs	$1,409	$1,611	$1,566	$1,662	$172
Non-performing assets	$6,587	$6,270	$6,707	$6,967	$6,162
Non-performing assets / Total assets	1.00%	1.07%	1.16%	1.22%	1.10%
Allowance for loan losses / Total loans	1.12%	1.01%	1.04%	1.02%	1.03%
Allowance for loan losses / Non-performing assets	76.2%	64.7%	63.3%	57.6%	64.8%

END OF PERIOD BALANCES
Total loans, net of unearned income	$450,112	$399,910	$404,435	$391,963	$389,269
Allowance for loan loss	$5,020	$4,057	$4,247	$4,016	$3,990
Total assets	$657,619	$585,022	$576,513	$571,733	$561,214
Deposits	$484,221	$406,454	$402,558	$416,712	$406,031
Stockholders' equity	$61,662	$60,117	$59,362	$59,870	$59,325
Full-time equivalent employees	306	271	273	272	275

AVERAGE BALANCES
Loans	$412,222	$401,790	$404,756	$389,917	$389,529
Total earning assets	$518,707	$506,760	$510,521	$498,731	$496,782
Total assets	$606,655	$576,774	$579,004	$567,129	$565,779
Deposits	$431,076	$403,064	$412,080	$412,424	$413,473
Stockholders' equity	$60,686	$59,717	$59,671	$59,149	$58,928

Rurban Financial Corp.
Segment Reporting
Fourth Quarter Ended December 31, 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,213	$-	$1	$(8)	$8,206

Interest Expense	2,953	13	418	(8)	3,376

Net Interest Income	5,260	(13)	(417)	-	4,830

Provision For Loan Loss	138	-	-	-	138

Non-interest Income	1,747	5,394	399	(785)	6,755

Non-interest Expense	5,254	4,299	798	(785)	9,566

Net Income QTD	$1,146	$715	$(533)	$-	$1,328

Performance Measures
Average Assets -QTD	$596,469	$19,804	$82,775	$(92,393)	$606,655

ROAA	0.77%	14.44%	-	-	0.88%

Average Equity - QTD	$63,224	$15,816	$60,686	$(79,040)	$60,686

ROAE	7.25%	18.08%	-	-	8.75%

Efficiency Ratio - %	73.15%	-	-	-	80.93%

Average Loans - QTD	$412,819	$-	$-	$(597)	$412,222

Average Deposits - QTD	$435,235	$-	$-	$(4,159)	$431,076

Rurban Financial Corp.
Segment Reporting
Twelve Months Ended December 31, 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$32,745	$1	$2	$(79)	$32,669

Interest Expense	13,417	111	1,692	(79)	15,141

Net Interest Income	19,328	(110)	(1,690)	-	17,528

Provision For Loan Loss	690	-	-	-	690

Non-interest Income	7,748	21,676	1,636	(2,999)	28,061

Non-interest Expense	20,088	17,295	3,172	(2,999)	37,556

Net Income YTD	$4,513	$2,819	$(2,115)	$-	$5,217

Performance Measures
Average Assets -YTD	$565,395	$20,060	$82,030	$(91,994)	$575,491

ROAA	0.80%	14.05%	-	-	0.91%

Average Equity - YTD	$60,396	$15,797	$59,964	$(76,193)	$59,964

ROAE	7.47%	17.85%	-	-	8.70%

Efficiency Ratio - %	72.48%	-	-	-	80.82%

Average Loans - YTD	$403,302	$-	$-	$(1,532)	$401,770

Average Deposits - YTD	$422,311	$-	$-	$(14,269)	$408,042

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Fourth Quarter 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Revenue
4Q08	$7,007	$5,381	$(18)	$(785)	$11,585
3Q08	$6,877	$5,294	$5	$(738)	$11,438
2Q08	$6,729	$5,285	$(15)	$(766)	$11,233
1Q08	$6,464	$5,606	$(27)	$(710)	$11,333
4Q07	$6,232	$5,184	$(114)	$(687)	$10,615
4th Quarter Comparison	$775	$197	$96	$-	$970

Non-interest Expenses
4Q08	$5,254	$4,299	$798	$(785)	$9,566
3Q08	$5,003	$4,286	$728	$(738)	$9,279
2Q08	$4,812	$4,316	$748	$(766)	$9,110
1Q08	$5,018	$4,394	$899	$(710)	$9,601
4Q07	$4,908	$4,202	$742	$(687)	$9,164
4th Quarter Comparison	$346	$97	$56	$-	$402

Net Income
4Q08	$1,146	$715	$(533)	$-	$1,328
3Q08	$1,233	$664	$(473)	$-	$1,424
2Q08	$1,217	$640	$(501)	$-	$1,356
1Q08	$917	$800	$(608)	$-	$1,109
4Q07	$836	$648	$(578)	$-	$906
4th Quarter Comparison	$310	$67	$45	$-	$422

Average Assets
4Q08	$596,469	$19,804	$82,775	$(92,393)	$606,655
3Q08	$557,306	$20,344	$81,707	$(82,583)	$576,774
2Q08	$560,223	$20,214	$81,579	$(83,011)	$579,004
1Q08	$547,502	$20,103	$81,297	$(81,773)	$567,129
4Q07	$546,609	$20,014	$80,827	$(81,671)	$565,779
4th Quarter Comparison	$49,860	$(210)	$1,948	$-	$40,876

ROAA
4Q08	0.77%	14.44%	-	-	0.88%
3Q08	0.88%	13.06%	-	-	0.99%
2Q08	0.87%	12.66%	-	-	0.94%
1Q08	0.67%	15.92%	-	-	0.78%
4Q07	0.61%	12.95%	-	-	0.64%
4th Quarter Comparison	0.16%	1.49%	-	-	0.24%

Average Equity
4Q08	$63,224	$15,816	$60,686	$(79,040)	$60,686
3Q08	$59,899	$16,063	$59,717	$(75,962)	$59,717
2Q08	$59,395	$15,861	$59,671	$(75,256)	$59,671
1Q08	$59,044	$15,282	$59,149	$(74,326)	$59,149
4Q07	$58,115	$15,222	$58,928	$(73,337)	$58,928
4th Quarter Comparison	$5,109	$594	$1,758	$-	$1,758

ROAE
4Q08	7.25%	18.08%	-	-	8.75%
3Q08	8.23%	16.53%	-	-	9.54%
2Q08	8.20%	16.14%	-	-	9.09%
1Q08	6.21%	20.94%	-	-	7.50%
4Q07	5.75%	17.03%	-	-	6.15%
4th Quarter Comparison	1.50%	1.05%	-	-	2.60%

Efficiency Ratio
4Q08	73.15%	73.15%	-	-	80.92%
3Q08	71.13%	79.79%	-	-	79.60%
2Q08	69.85%	80.50%	-	-	79.56%
1Q08	75.90%	77.28%	-	-	83.19%
4Q07	76.68%	79.77%	-	-	84.49%
4th Quarter Comparison	(3.53)%	(6.62)%	-	-	(3.57)%